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                                                            Exhibit Number 10.03

                          WEST TELESERVICES CORPORATION

To:   Nancee Berger

From: Tom Barker

Date: December 8, 1999

Re:   2000 Compensation Plan
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The compensation plan for 2000 while you are employed as Chief Operating Officer for West TeleServices Corporation is being revised as indicated below:

1. Your base salary will be $275,000.00. Should you elect to voluntarily terminate your employment, you will be compensated for your services through the date of your actual termination per your Employment Agreement. This will be reviewed on an annual basis and revised, if necessary in accordance with the consumer price index.

2. Effective January 1, 2000, you will be eligible to receive a performance bonus based on year-to-date growth of profits over the same period of the prior year. This bonus will be calculated by multiplying the year-to-date growth in profits for each quarter by the corresponding profit growth participation factor from the table below, minus bonus paid year-to-date for the respective calendar year.

          Profit Growth              Profit Growth Participation Factor
          -------------              ----------------------------------
            0% - 12%                                        0
           12% - 14.99%                                   .01
           15% - 16.99%                                   .0125
           17% - 19.99%                                   .015
           20% - 22%                                      .0175
               22%+                                       .02

     Please note that a negative year-to-date profit calculations at the end of any given quarter will result in "loss carry forward" to be applied to the next quarterly year-to-date calculation. All bonuses will be paid within thirty (30) days of the end of the quarter.

3. For the purposes of this Exhibit A, profit shall be defined as pre-tax profit growth of the Company on a consolidated basis.
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                                                            Exhibit Number 10.03

Exhibit A - N. Berger
December 8, 1999
                                    Page Two



4. At the discretion of management, you may receive an additional bonus based on the Companies' and your individual performance.

5. Your Compensation Plan for the year 2001 will be presented no later than December 1, 2000.


                    /s/ Nancee Berger
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                    Employee - Nancee Berger